SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                   FORM 8 - K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported) June 15, 1998
                                                      -------------


                         STERLING FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Washington                   0-20800                  91-1572822
     -------------------      ------------------------       --------------
       (State or Other        (Commission File Number)       (IRS Employer
       Jurisdiction of                                       Identification
       Incorporation)                                            Number)



                111 North Wall Street, Spokane, Washington 99201
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



     Registrant's Telephone Number, Including Area Code   (509) 458-3711
                                                          --------------

                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     INFORMATION TO BE INCLUDED IN THE REPORT




     Item 5. Effective June 15, 1998, Sterling Savings Bank completed its purchase of 33 branches from KeyBank National Association.


              See attached information release.

     FOR release June 16, 1998

     Contact:  Heidi B. Stanley
               (509) 358-6160


                               STERLING COMPLETES
                       ACQUISITION OF 33 KEYBANK BRANCHES


     Spokane, Washington June 16, 1998--Sterling Financial Corporation (NASDAQ:STSA) today announced that it had completed its acquisition of 33 KeyBank branches. The KeyBank branches opened their doors yesterday as Sterling Savings Bank.

     The new branches are located in Washington, Idaho and Oregon, bringing Sterling's total number of branches to 73. With the closing, Sterling acquired deposits totalling approximately $525 million, bringing Sterling's total deposits to approximately $1.5 billion. Loans acquired total approximate $125 million, bringing Sterling's total loans to approximately $1.27 billion.

     Harold B. Gilkey, Chairman and CEO, stated, "The acquisition allows us to fill in a number of markets while allowing expansion into Idaho.
     In addition, we will pay off approximately $425 million in higher cost borrowings with the cash that we receive, which will further reduce our interest costs." He added, "From a strategic standpoint, this branch acquisition transforms us to a community bank as our loan to deposit ratio drops from well over 100% to approximately 83% on a proforma basis."

     Effective with the KeyBank acquisition, Sterling Savings Association, a wholly owned subsidiary of Sterling Financial Corporation, changed its legal name to Sterling Savings Bank.

     Sterling Financial Corporation of Spokane, Washington, is a savings and loan holding company which owns Sterling Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured stock savings association which opened in April 1983. Sterling Savings Association, based in Spokane, Washington, has branches throughout Washington, Idaho and Oregon. Through Sterling's wholly owned subsidiaries Action Mortgage Company and INTERVEST Mortgage Investment Company, it operates loan production offices in Washington, Oregon, and Idaho. Sterling's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities, and tax-deferred annuities, through regional representatives throughout Sterling Savings' branch network.

     STERLING FINANCIAL CORPORATION

     FORM 8 - K



     S I G N A T U R E


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        STERLING FINANCIAL CORPORATION
                                        (Registrant)

     June 18, 1998                      /s/ Daniel G. Byrne
     -------------                      -----------------------------------
     Date                               Daniel G. Byrne
                                          Sr. Vice President, Finance and
                                          Assistant Secretary
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